Exhibit 10(j)
AMENDMENTS TO THE
CERTIFICATE OF EXTRA COMPENSATION PLAN
Effective as of January 1, 2009, the Certificate of Extra Compensation Plan (the “Plan”) shall be amended as follows:
1. Plan Name Change. The Plan shall be renamed the “Certificate of Long-Term Compensation Plan,” and all references in the Plan to “CEC” shall be changed to “CLC.”
2. Section 409A Amendments. The following new Article “SEVENTEENTH” shall be inserted at the end of the Plan:
“SEVENTEENTH: Notwithstanding any other provision of the Plan to the contrary, the terms of this Article “SEVENTEENTH” shall apply to the payment of the Formula Value of the Employee’s 409A Shares. For purposes of this Plan, the term “409A Shares” shall mean CLC Shares that are awarded or vested after December 31, 2004 (the “409A Shares”). This Article “SEVENTEENTH” is intended to ensure that the terms of the Plan comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance issued thereunder (“Section 409A”).
(a)	Payment of 409A Shares. The Formula Value of an Employee’s 409A Shares shall be payable only upon the occurrence of a 409A Payment Event. Subject to the limitations applicable to Specified Employees set forth in this Article “SEVENTEENTH,” the Company shall pay the Formula Value of the Employee’s 409A Shares in a single lump sum within the 90-day period beginning on the date of the 409A Payment Event. The Employee shall have no influence on any determination as to the tax year in which the payment is made.

(b)	409A Payment Event. For purposes of this Plan, the term “409A Payment Event” shall mean the date on which one of the following occurs with respect to an Employee (or a date related to the occurrence of one of the following):
i)	Separation from Service (within the meaning of Treasury Regulations Section 1.409A-1(h) and other applicable rules under Section 409A);

ii)	Death; or

iii)	Disability (within the meaning of Section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations thereunder).
With respect to an Employee who is placed on “long-term disability” as provided in Article “THIRD,” above, the Company shall determine whether a Separation from Service has occurred with respect to the Employee based on the facts and circumstances for purposes of establishing the time of payment for the Employee’s 409A Shares. The Company’s determination shall be made initially within 60 days of the date the Employee is placed on “long-term disability,” and each anniversary of such date thereafter.

(c)	No Deferral of Payment. An Employee may not elect to defer receipt of any portion of the Formula Value of his/her 409A Shares or to receive such amounts in the form of installment payments. An Employee’s election to defer receipt of any portion of his/her CEC holdings or to be paid in installments pursuant to the provisions of Articles “FOURTH” and “SEVENTH,” above, shall be effective solely with respect to the portion of the Formula Value of the Employee’s CLC Shares that were awarded and vested before January 1, 2005 (the “Grandfathered Shares”).
(d)	Limitations Applicable to Specified Employees. No portion of the Formula Value of a Specified Employee’s 409A Shares shall be paid before the expiration of the six-month period specified in Code Section 409A(a)(2)(B)(i) and the regulations thereunder. This delay shall not affect the payment of any portion of the Formula Value of a Specified Employee’s Grandfathered Shares. For purposes of this Plan, “Specified Employee” shall mean a “key employee” (within the meaning of Code Section 416(i) without regard to paragraph (5) thereof) who is one of the top 50 highest paid officers of the Company on the applicable determination date pursuant to procedures adopted by the Company. For purposes of identifying Specified Employees under this Article “SEVENTEENTH,” “compensation” shall be determined under the safe harbor definition set forth in Treasury Regulation Section 1.415(d)-2(d)(3) and shall exclude all compensation permitted under Treasury Regulation Section 1.415(c)-2(g)(ii).

(e)	Payment Upon Termination of the Plan. Upon termination of the Plan pursuant to Article “SIXTEENTH” hereof with respect to all Employees and the termination of all other arrangements sponsored by the Company that would be aggregated with the Plan under Section 409A, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by an Employee, to pay the Formula Value of an Employee’s 409A Shares in a lump sum to the extent permitted under Section 409A and the regulations and guidance thereunder. All payments made under this Article “SEVENTEENTH” upon termination of the Plan shall be made no earlier than the thirteenth (13th) month and no later than the twenty-fourth (24th) month after the termination of the Plan. The Company may not accelerate payments pursuant to this Article “SEVENTEENTH” if the termination of the Plan is proximate to a downturn in the Company’s financial health. If the Company exercises its discretion to accelerate payments under this Article “SEVENTEENTH,” the Company shall not adopt any new arrangement that would have been aggregated with the Plan under Section 409A within three (3) years following the date of the Plan’s termination.

(f)	Provisions Intended to Ensure Compliance with Code Section 409A. This Article “SEVENTEENTH” and any other provision of this Plan that applies to 409A Shares, including the rights of the Company or an Employee with respect to the 409A Shares, shall be limited to those terms permitted under Section 409A. Any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to comply with Section 409A, but only to the extent such modification or limitation is permitted under Section 409A.

Notwithstanding any other provision to the contrary, effective as of October 3, 2004, the Company may, in its discretion, require or permit on an elective basis a change in the payment terms applicable to an Employee’s 409A Shares in accordance with, and to the fullest extent permitted by, applicable guidance under Section 409A, including, but not limited to, IRS Notice 2005-1, Proposed Treasury Regulations Section 1.409A, Preamble Section XI.C, and IRS Notice 2007-86, provided that such election (i) is made on or before December 31, 2008, (ii) applies only to amounts that would not otherwise be payable in the year of the election, and (iii) does not cause an amount to be paid in the year of the election that would not otherwise be payable in that year.

(g)	Provisions Not Applicable to Grandfathered Shares. This Article “SEVENTEENTH” shall in no event apply to any portion of the Formula Value of an Employee’s Grandfathered Shares. No amendment or change to this Plan or any other change (including an exercise of discretion) with respect to the Grandfathered Shares made after October 3, 2004, shall be effective if such amendment or change would constitute a “material modification” within the meaning of Section 409A.”

CERTIFICATION OF SECTION 409A AMENDMENTS
TO CERTAIN DEFERRED COMPENSATION PLANS
     WHEREAS, Johnson & Johnson (the “Company”) maintains the Certificate of Extra Compensation Plan, the Executive Income Deferral Plan, and the Deferred Fee Plan for Directors (collectively, the “Plans”);
     WHEREAS, the Compensation & Benefits Committee of the Board of Directors of the Company (the “Committee”) has previously approved and authorized certain amendments to the Plans to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations and other guidance thereunder, (“Section 409A”), and to make other non-material changes; and
     WHEREAS, the Committee has delegated to the Management Compensation Committee (“the MCC”) the authority (i) to take all actions necessary and proper to effectuate amendments to the Plans that have been approved and authorized by the Committee; and (ii) to approve and adopt any amendment(s) to the Plans that may be necessary to comply with changes to any legal or regulatory requirements that apply to the Plans.
     NOW, THEREFORE, BE IT RESOLVED, that the MCC hereby certifies that each Plan shall be amended to incorporate the amendments attached hereto, effective as of January 1, 2009, unless otherwise specifically set forth therein; and
     FURTHER RESOLVED, that the Vice President, Human Resources of the Company, upon consultation and approval of counsel, is hereby authorized to take any and all actions that she, in her discretion, determines (i) to be necessary or appropriate to incorporate the attached amendments into the applicable Plan, or (ii) to ensure that each Plan, as amended, is properly administered, including, but not limited to, (A) making all conforming changes to the Plan and/or restating the Plan in its entirety, (B) adopting any additional amendments to the Plan that may be necessary or proper to comply with Section 409A, and (C) adopting and/or amending administrative policies and procedures under the Plan.

DATED: December 16, 2008	MANAGEMENT COMPENSATION COMMITTEE OF JOHNSON & JOHNSON

	NAME:	/s/ W. C. Weldon
W. C. WELDON
	TITLE:	(Chairman)

	NAME:	/s/ D. J. Caruso
D. J. CARUSO
	TITLE:	(Member)

	NAME:	/s/ K. Foster-Cheek
K. FOSTER-CHEEK
	TITLE:	(Member)

	NAME:	/s/ C. A. Poon
C. A. POON
	TITLE:	(Member)